UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 23, 2017

ECO BUILDING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11568 Sorrento Valley Road #13

San Diego, California 92121

(Address of principal executive offices)

Phone: (858) 780-4747

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2017, Eco Building Products, Inc. (the “Company,” “we,” or “us”) announced that we had formed a new subsidiary, Wood Protection Technologies Inc, a Nevada corporation (our “Subsidiary”). On February 20, 2017, in connection with its formation, our Subsidiary entered into a $400,000 secured credit facility with otherwise unaffiliated third parties. The interest rate on the facility is 18% per annum and all principal and accrued interest is due and payable 6 months subsequent to each advance.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On February 23, 2017, we issued a press release announcing that our Subsidiary has secured the credit facility. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Exhibits

(d)	Exhibits

99.1	Press release of Eco Building Products, Inc., dated February 23, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC.

Date: March 9, 2017	By:	/s/ Tom Comery
Tom Comery
President & CEO